Exhibit 4.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

dated as of November 15, 2013

among

MCDERMOTT INTERNATIONAL, INC.

as the Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BNP PARIBAS

as Syndication Agent

and

WELLS FARGO BANK, N.A.

and

BANK OF AMERICA, N.A.

and

DNB BANK ASA, NEW YORK BRANCH

and

BBVA COMPASS

as Co-Documentation Agents

AMENDMENT NO. 4

This AMENDMENT NO. 4 (the “Amendment”) dated as of November 15, 2013 (the “Amendment No. 4 Effective Date”), is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (“Borrower”), the Lenders and Issuers listed on the signature pages hereto, the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).  Reference is made to (i) the Credit Agreement dated May 3, 2010, among the Borrower, the Administrative Agent, and the Lenders and Issuers party thereto, as amended by Amendment No. 1 and Consent dated as of August 19, 2011, as further amended by Amendment No. 2 and Consent dated as of March 25, 2013 and as further amended by Amendment No. 3 dated as of August 2, 2013 (such Credit Agreement, as so amended, the “Credit Agreement”) and (ii) the Pledge and Security Agreement dated May 3, 2010, made by the Borrower and the Guarantors in favor of the Administrative Agent and the Collateral Agent (as supplemented to date, the “Pledge and Security Agreement”).

The parties hereto hereby agree as follows:

Section 1.   Defined Terms; Other Definitional Provisions.  As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.   Amendments to Credit Agreement.

(a)   Section 1.1 of the Credit Agreement is hereby amended by:

(i)   adding the following new definition in the appropriate alphabetical order:

“Permitted Second Lien Debt” means senior second lien secured term loan indebtedness of the Borrower in an aggregate principal amount not to exceed $500,000,000.00, which indebtedness (a) is on terms not materially more restrictive, taken as a whole, than the terms of the Loan Documents, (b) does not impose any financial maintenance covenant that is more restrictive than those in Article V (Financial Covenants), (c) contains grace periods for covenant breaches and payment defaults that expire later than the corresponding grace periods in this Agreement, (d) has cross acceleration (not cross default) to other indebtedness, (e) is secured with no assets other than Collateral and guaranteed by no Person other than the Guarantors, (f) is subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which arrangements all Liens on Collateral securing such indebtedness shall be junior to the Liens securing the Obligations on terms acceptable to the Administrative Agent, (g) by its terms matures at least one year after the Revolving Facility Termination Date and (h) the terms of which are otherwise reasonably satisfactory to the Administrative Agent.  The Administrative Agent’s execution of an intercreditor agreement in respect of any second lien secured indebtedness shall conclusively evidence its approval of the matters described in the preceding clauses (f) and (h).

(ii)  amending clause (b)(ix) of the definition of “EBITDA” to read as follows:

(ix)        for the Fiscal Quarter ending September 30, 2013, the sum of (A) the lesser of (I) the Atlantic Restructuring Cash Charges for such Fiscal Quarter and (II) the Atlantic Restructuring Cash Charges Limit for such Fiscal Quarter and (B) $33,300,000.00;

(iii) amending the definition of “Ratable Portion” or “ratably” to read as follows:

“Ratable Portion” or “ratably” means, subject to adjustment as provided in Section 2.12(d) (Payments of Fees to Lenders), Section 2.13(e) (Payments and Computations), and Section 2.20(a)(iv) (Reallocation of Ratable Portions to Reduce Fronting Exposure), with respect to any Lender at any time, the percentage obtained by dividing (a) the Revolving Commitment of such Lender at such time by (b) the aggregate Revolving Commitments of all Lenders at such time; provided that if such Revolving Commitments have been terminated, then the Ratable Portion of such Lender shall be determined based on the Ratable Portions of such Lender, and of all other Lenders, immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

(iv) amending the definition of “Senior Secured Leverage Ratio” to read as follows:

“Senior Secured Leverage Ratio” means, as of any day, the ratio of (a) Financial Covenant Debt as of such day constituting Obligations to (b) EBITDA for the last four full Fiscal Quarters ending prior to such day.

(b) Section 5.1 of the Credit Agreement is hereby amended to read as follows:

Section 5.1.  Maximum Leverage Ratio

(a)          The Borrower shall not permit the Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, to be more than (i) for the Fiscal Quarters ending September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014, 3.75:1.00 unless the Borrower has issued the Senior Notes or incurred $300 million or more of Permitted Second Lien Debt, in which case this Section 5.1(a)(i) shall not be applicable from and after the date the Senior Notes have been issued or the incurrence by the Borrower of such Permitted Second Lien Debt, (ii) for the Fiscal Quarter ending on September 30, 2014, 3.50:1.00 and (iii) for each Fiscal Quarter ending on or after December 31, 2014, 3.00:1.00.

(b)          If the Borrower has issued the Senior Notes or incurred $300 million or more of Permitted Second Lien Debt, the Borrower shall not permit (i) the Senior Secured Leverage Ratio, as determined as of the last day of the Fiscal Quarters ending September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, for the four Fiscal Quarters ending on such day, to be more than 2.00:1.00 or (ii) the Leverage Ratio, as determined as of the last day of the Fiscal Quarters (A) ending September 30, 2013, December 31, 2013 and March 31, 2014, for the four Fiscal Quarters ending on such day, to be more than 5.00:1.00 and (B) ending June 30, 2014, for the four Fiscal Quarters ending on such day, to be more than 4.00:1.00; provided that this Section 5.1(b)(ii) shall not apply to any Fiscal Quarter ending prior to the Borrower’s having either issued the Senior Notes or incurred Permitted Second Lien Debt.

(c)       Section 8.1 of the Credit Agreement is hereby amended by:

(i)   amending clause (k)(i) in its entirety to read as follows:

(k)          (i) Indebtedness that constitutes Indebtedness under clause (l) of the definition thereof and as a result of being secured by the Cobia Equipment; provided that neither the Borrower nor any of its Restricted Subsidiaries is the primary obligor on such Indebtedness (it being understood that the Borrower and its Restricted Subsidiaries may guarantee such Indebtedness to the extent otherwise permitted by this Agreement),

    (ii)  deleting “and” from the end of clause (o);

(ii)  replacing the period at the end of clause (p) with “; and”;

(iii) adding the following new clause (q):

(q)          so long as no Senior Notes have been issued, Permitted Second Lien Debt.

(d)       Section 8.2 of the Credit Agreement is hereby amended by:

                                        (i)   deleting “and” from the end of clause (o);

(ii)  replacing the period at the end of clause (p) with “; and”;

(iii) adding the following new clause (q):

(q)          Liens on Collateral securing Permitted Second Lien Debt.

(e)           Section 8.9 of the Credit Agreement is hereby amended by deleting the reference therein to “Section 8.1(b), (d), (e) or (m)” and replacing it with “Section 8.1(b), (d), (e), (m) or (p)”.

(f)            The following new Section 8.22 is hereby added to the Credit Agreement:

Section 8.22.  Repayment of Permitted Second Lien Debt

The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment or prepayment (including any redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment) on account of principal of any Permitted Second Lien Debt, except that the Borrower may (a) make payments or prepayments in respect of the principal amount of the Permitted Second Lien Debt in accordance with the terms thereof in an amount not to exceed the lesser of $25,000,000.00 and 10% of the initial aggregate principal amount thereof in any twelve-month period, provided that if any such payment or prepayment is optional no Default or Event of Default exists or would result therefrom, and (b) so long as no Default or Event of Default exists or would result therefrom, make prepayments, redemptions, purchases or other defeasances in respect of the Permitted Second Lien Debt using the net cash proceeds of the issuance of the Senior Notes or the incurrence of Permitted Second Lien Debt.

(g)   The introductory clause of Section 9.1 of the Credit Agreement is hereby amended to read as follows:

     Each of the following events shall be an “Event of Default”:

(h)   Section 10.7 of the Credit Agreement is hereby amended by adding the following new clause (c):

(c) The Administrative Agent and the Collateral Agent are hereby authorized to enter into intercreditor arrangements with holders of Permitted Second Lien Debt.  A copy of any documents evidencing such intercreditor arrangements will be made available to each Secured Party upon request.  Each Secured Party (by receiving the benefits thereunder) acknowledges and agrees to the terms of such intercreditor arrangements and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns as if it were a party thereto.

(i) The name of the Borrower in clause (a) of Section 11.8 is hereby amended to read “McDermott International, Inc.”.

(j)  Exhibit H to the Credit Agreement is hereby replaced with Exhibit A hereto.

Section 3.   Amendments to the Pledge and Security Agreement.

(a)   Section 1.1 of the Pledge and Security Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b)   Section 2 of the Pledge and Security Agreement is hereby amended by adding the following new Section 2.7:

 2.7        Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 2 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.7, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement is terminated in accordance with Section 8.15. Each Qualified ECP Guarantor intends that this Section 2.7 constitute, and this Section 2.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 4.   Borrower Representations and Warranties.  The Borrower represents and warrants that:

(a)   both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 4 Effective Date, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment No. 4 Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b)   both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 4 Effective Date, no Default or Event of Default has occurred and is continuing;

(c)   the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d)   the execution, delivery and performance by the Borrower and each Guarantor of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e)   the person who is executing this Amendment on behalf of the Borrower and each Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f)   this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.   Conditions to Effectiveness.  This Amendment shall become effective on the Amendment No. 4 Effective Date and enforceable against the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuers upon:

(a)   receipt by the Administrative Agent of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent, the Collateral Agent and the Requisite Lenders;

(b)   receipt by the Administrative Agent, for the account of each Lender that has returned an executed signature page hereto to the Administrative Agent on or prior to 5:00 p.m., New York time, on November 14, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) of an amendment fee equal to 0.20% multiplied by the sum of each such Consenting Lender’s Revolving Commitment as of the Consent Deadline;

(c)   payment by the Borrower of the reasonable fees and expenses of counsel to the Administrative Agent in connection with this Amendment and the Loan Documents, to the extent that the Borrower receives invoices therefor at least one Business Day prior to the Consent Deadline; and

(d)   receipt by the Administrative Agent of such other approvals or documents as the Administrative Agent may reasonably request.

Section 6.   Reaffirmation of Credit Support.

(a)   Each of the Borrower and each Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b)   Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 7.   Acknowledgments and Agreements.

(a)   The Borrower acknowledges that on and as of the Amendment No. 4 Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment.  Each of the Borrower, the Administrative Agent, each Issuer party hereto and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

(b)   From and after the Amendment No. 4 Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.   Miscellaneous.

(a)   Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)   Except as specifically provided by this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

Section 9.   Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.         Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 12.        Entire Agreement.  THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:

J. RAY MCDERMOTT (LUXEMBOURG),
S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
J. RAY MCDERMOTT INVESTMENTS B.V.
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE
INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT
CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO
BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Authorized Officer

Signature Page to Amendment No. 4

GUARANTORS:

CHARTERING COMPANY (SINGAPORE)
PTE. LTD.
DEEPSEA GROUP LIMITED
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY - MCDERMOTT
LIMITED
HYDRO MARINE SERVICES, INC.
INTERNATIONAL VESSELS LTD.
J. RAY HOLDINGS, INC.
J. RAY MCDERMOTT (AUST.) HOLDING
PTY. LIMITED
J. RAY MCDERMOTT (CASPIAN), INC.
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT CANADA HOLDING,
LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT CONTRACTORS, INC.
J. RAY MCDERMOTT DE MEXICO, S.A. DE
C.V.
J. RAY MCDERMOTT ENGINEERING
SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST, INC.
J. RAY MCDERMOTT INTERNATIONAL
VESSELS, LTD.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN
LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES
PVT. LIMITED
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER
SERVICES, INC.
J. RAY MCDERMOTT WEST AFRICA
HOLDINGS, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 4

GUARANTORS:

J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT CAYMAN LTD.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY,
INC.
MCDERMOTT INTERNATIONAL
INVESTMENTS CO., INC.
MCDERMOTT INTERNATIONAL TRADING
CO., INC.
MCDERMOTT INTERNATIONAL VESSELS,
INC.
MCDERMOTT MARINE CONSTRUCTION
LIMITED
MCDERMOTT MARINE MEXICO, S.A. DE
C.V.
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES
COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OFFSHORE PIPELINES INTERNATIONAL,
LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SERVICIOS DE FABRICACION DE
ALTAMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE
ALTAMIRA, S.A. DE C.V.
SPARTEC, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 4

GUARANTORS:

J. RAY MCDERMOTT HOLDINGS, LLC J. RAY MCDERMOTT, S.A. MCDERMOTT INVESTMENTS, LLC MCDERMOTT, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

Signature Page to Amendment No. 4

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent, Lender and Issuer

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Signature Page to Amendment No. 4

BANK OF AMERICA, N.A., as Lender and Issuer

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

Signature Page to Amendment No. 4

WELLS FARGO BANK, N.A., as Lender and Issuer

By:	/s/ Robert Corder
Name:	Robert Corder
Title:	Director

Signature Page to Amendment No. 4

BNP PARIBAS, as Lender and Issuer

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

Signature Page to Amendment No. 4

COMPASS BANK, as Lender and Issuer

By:	/s/ Aaron Lloyd
Name:	Aaron Lloyd
Title:	Vice President

Signature Page to Amendment No. 4

JPMORGAN CHASE BANK, N.A., as Lender and Issuer

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to Amendment No. 4

CITIBANK, N.A., as Lender and Issuer

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

Signature Page to Amendment No. 4

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Signature Page to Amendment No. 4

NATIXIS, as Lender

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

Signature Page to Amendment No. 4

DNB BANK ASA, GRAND CAYMAN BRANCH, as Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	First Vice President

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

Signature Page to Amendment No. 4

ABN AMRO BANK N.V., as Lender

By:	/s/ C.E.R. de Villenueve
Name:	C.E.R. de Villenueve
Title:	Associate Director

By:	/s/ M.N. Hoogeveen
Name:	M.N. Hoogeveen
Title:	Director

Signature Page to Amendment No. 4

HSBC BANK USA, N.A., as Lender

By:	/s/ Sarah S. Knudsen
Name:	Sarah S. Knudsen
Title:	Vice President

By:	/s/ Dale T. Wilson
Name:	Dale T. Wilson
Title:	Senior Vice President

Signature Page to Amendment No. 4

STANDARD CHARTERED BANK, as Lender

By:	/s/ James P. Hughes
Name:	James P. Huges A2386
Title:	Director

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Credit Documentation Manager Credit Documentation Unit, WB Legal - Americas

Signature Page to Amendment No. 4

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice President

Signature Page to Amendment No. 4

WHITNEY BANK, as Lender

By:	/s/ Paul W. Cole
Name:	Paul W. Cole
Title:	Senior Vice President

Signature Page to Amendment No. 4

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ James C. Day
Name:	James C. Day
Title:	Vice President

Signature Page to Amendment No. 4

CAPITAL ONE, N.A., as Lender

By:	/s/ Don Backer
Name:	Don Backer
Title:	SVP

Signature Page to Amendment No. 4

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ Joshua Landau
Name:	Joshua Landau
Title:	Head of Financial Institutions - America

Signature Page to Amendment No. 4

UBS AG, STAMFORD BRANCH, as Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ James Morgan
Name:	James Morgan
Title:	Executive Director

Signature Page to Amendment No. 4

Exhibit A

EXHIBIT H
TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[For Fiscal Quarter/Year Ended___________________________]  (“Calculation Period”)

This certificate dated as of ______________, _____201__ is prepared pursuant to the Credit Agreement dated May 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used herein and not otherwise defined herein having the meanings attributed thereto in the Credit Agreement) among McDermott International, Inc., a Panamanian corporation, the Lenders, the Issuers, Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders and the Issuers and collateral agent for the Lenders and the Issuers.

The undersigned hereby certifies in his or her capacity as Chief Financial Officer of the Borrower and not in his or her individual capacity (a) that[, except as disclosed on Schedule ___ hereto1,] during the Calculation Period, the Borrower and its Restricted Subsidiaries have not undertaken any Asset Sale permitted by Section 8.4(h), (i) or (j) of the Credit Agreement for which the consideration received exceeds $2,500,000.00, (b) that[, except as disclosed on Schedule ___ hereto2,] no Default or Event of Default has occurred and is continuing, (c) that set forth on Schedule ___ hereto are the calculations used in determining the Leverage Ratio [and Senior Secured Leverage Ratio], and (d) that as of the end of the Calculation Period, the following amounts and calculations were true and correct:

_________________________

1This schedule should identify each Asset Sale during the Calculation Period permitted by Section 8.4(h), (i) or (j) of the Credit Agreement and the aggregate consideration received in connection with each such identified Asset Sale if the aggregate consideration received for such Asset Sale exceeds $2,500,000.00.
2This schedule should identify the nature of any Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

Exhibit H

1.	Section 5.1 - Maximum Leverage Ratio.

	(a) Leverage Ratio	________________________

Maximum Leverage Ratio allowed under
	Section 5.1 of Credit Agreement	[3.75]3 [5.00]4 [4.00]5 [3.50]6
[3.00]7:1.00

	Compliance	Yes No

	(b) Senior Secured Leverage Ratio8	________________

	Maximum Senior Secured Leverage Ratio	2.00:1.00

	Compliance	Yes No

2.	Section 5.2 - Minimum Interest Coverage Ratio.

	(a) EBITDA for last four Fiscal Quarters	________________

	(b) Cash Interest Expense for last four Fiscal Quarters	________________

	Ratio of (a) to (b)	________________

Minimum Interest Coverage Ratio allowed under
	Section 5.2 of the Credit Agreement	4.00:1.00

	Compliance	Yes No

_________________________

3To be used for the Fiscal Quarters ending September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014 if Borrower has not issued the Senior Notes or incurred Permitted Second Lien Debt.

4To be used for the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014 if Borrower has issued the Senior Notes, but not prior to the Borrower’s issuance of the Senior Notes.

5To be used for the Fiscal Quarter ending June 30, 2014 if Borrower has issued the Senior Notes or incurred Permitted Second Lien Debt, but not prior to the Borrower’s having issued the Senior Notes or incurred Permitted Second Lien Debt.

6To be used for the Fiscal Quarter ending September 30, 2014.

7 To be used for the Fiscal Quarters ending on or after December 31, 2014.

8 Only applicable for the Fiscal Quarters ending September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014 if Borrower has issued the Senior Notes or incurred Permitted Second Lien Debt.

Exhibit H

IN WITNESS WHEREOF, I have hereto signed my name to this Compliance Certificate as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit H